Exhibit 99.1

UNDER ARMOUR ANNOUNCES $300 MILLION ACCELERATED

SHARE REPURCHASE AGREEMENTS

BALTIMORE, Feb. 25, 2022 – Under Armour, Inc. (NYSE: UA, UAA) today announced it has entered accelerated share repurchase agreements (“ASRs”) with each of JPMorgan Chase Bank, National Association, Bank of America, N.A. and Citibank, N.A. (the “Dealers”) to repurchase $300 million of its Class C common stock. The ASRs were entered into pursuant to Under Armour’s recently announced share repurchase program, under which approximately $200 million of share repurchase authorization will remain available upon completion of the ASRs.

Under the ASRs, Under Armour will pre-pay the $300 million purchase price to the Dealers and will receive an initial delivery of approximately 16.2 million shares of Under Armour’s Class C common stock, with any remaining shares expected to be received in May 2022. The final number of shares to be repurchased will be based on the volume-weighted average price of Under Armour’s Class C common stock during the term of the ASRs, less an agreed discount and subject to adjustments pursuant to the terms of the ASRs.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer and distributor of branded athletic performance apparel, footwear and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our share repurchase program, our future financial condition or results of operations, our prospects and strategies for future growth, the impact of the COVID-19 pandemic on our business and results of operations and the operations of our suppliers and logistics providers, our plans to reduce our operating expenses, anticipated charges and restructuring costs, projected savings related to our restructuring plans and the timing thereof, the development and introduction of new products, the implementation of our marketing and branding strategies, and the future benefits and opportunities from significant investments. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: our discretion to conduct, suspend or discontinue our share repurchase program (including our discretion to conduct purchases, if any, in a variety of manners including open market or privately negotiated transactions); the impact of the COVID-19 pandemic on our industry and our business, financial condition and results of operations, including recent impacts on the global supply chain; failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner; labor or other disruptions at ports or our suppliers or manufacturers; changes in general economic or market conditions that could affect overall consumer spending or our industry; increased competition causing us to lose market share or reduce the prices of our products or to increase our marketing efforts significantly; fluctuations in the costs of raw materials and commodities we use in our products and our supply chain; changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business and successfully execute any restructuring plans and realize their expected benefits; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer shopping and engagement preferences and consumer demand for our products and manage our inventory in response to changing demands; loss of key customers, suppliers or manufacturers; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; our ability to successfully manage or realize expected results from significant transactions and investments; our ability to effectively market and maintain a positive brand image; our ability to effectively meet the expectations of our stakeholders with respect to environmental, social and governance practices; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation or application of our global operating and financial reporting information technology system; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; risks related to data security or privacy breaches; and our potential exposure to litigation and other proceedings. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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Under Armour Contacts:
Lance Allega SVP, Investor Relations & Corporate Development (410) 246-6810	Blake Simpson SVP, Global Communications, Community Impact & Events (443) 630-9959